PROPERTY ACQUISITION AGREEMENT

THOMAS E. LISLE
("LISLE")

AND

MARVIN A. MITCHELL
("MITCHELL")

THE CHUB MINERAL PROPERTIES
PROVINCE OF BRITISH COLUMBIA

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TABLE OF CONTENTS

DEFINITIONS                                                                                                                                                                  3

REPRESENTATIONS AND WARRANTIES OF LISLE                                                                                                 4

REPRESENTATIONS AND WARRANTIES OF MITCHELL                                                                                        5

PROPERTY ACQUISITION                                                                                                                                            5

GENERAL                                                                                                                                                                         5

SCHEDULE "A"
DESCRIPTION OF PROPERTY RIGHTS AND PROPERTY

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PROPERTY AQUISITON AGREEMENT

THIS AGREEMENT made effective as of the 14th day of September, 2004

BETWEEN:

THOMAS E. LISLE, an individual having a residence at 145 West Rockland Road, in the municipality of North Vancouver, in the Province of British Columbia;

(hereafter "Lisle")

- and -

MARVIN A. MITCHELL, an individual having an office at 1028 - 470 Granville St., in the City of Vancouver, in the Province of British Columbia.

(hereafter "Mitchell")

WHEREAS:

A.     Lisle is the holder of all Mineral Property Rights related to the Property, and;

B.     Lisle has agreed to sell to Mitchell an interest in and to the Mineral Property Rights and the Property, on the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the sum of $1.00 now paid by Mitchell to Lisle (the receipt and sufficiency of which is hereby acknowledged), the parties agree as follows:

DEFINITIONS

1.1     For the purposes of this Agreement the following words and phrases shall have the following meanings, namely:

     a)     "Agreement" means this agreement and any amendments thereto from time to time;

     b)     "Property" means the exploration properties and lands located in the Province of British Columbia, all as more particularly described in Schedule "A"
               hereto;

     c)     "Property Rights" means all applications for permits for general reconnaissance, permit for general reconnaissance, interim approvals, applications for contracts of work, contracts of work, licenses, permits, easements, rights-of-way, certificates and other approvals obtained by either of the parties either before or after the date of this Agreement and necessary for the exploration and development of the Property, or for the purpose of placing the Property into production or continuing production therefrom;

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REPRESENTATIONS AND WARRANTIES OF LISLE

2.1     Lisle hereby acknowledges and confirms that it holds the Property Rights related to an undivided one hundred (100%) percent interest in the Property as at the date hereof.

2.2     Lisle represents and warrants to Mitchell that:
a)       Lisle is lawfully authorized to hold his interest in the Property and will remain so entitled until the interests of Lisle in the Property have been duly transferred to Mitchell as contemplated by the terms hereof;
b)       Lisle is an individual, has attained the age of majority and is legally competent to execute this agreement and to take all actions required pursuant thereto and that upon the execution and delivery, this agreement, will constitute a legal, valid and binding contract of Lisle enforceable against Lisle in accordance with its terms;
c)       as at the date hereof and at the time of transfer to Mitchell of an interest in the mineral claims and/or exploration licenses comprising the Property Lisle is and will be the beneficial owner of its interest in the Property free and clear of all liens, charges, claims, royalties or net profit interests of whatsoever nature, and no taxes or rentals will be due in respect of any thereof;
d)       Lisle has the right and capacity to deal with the Property and the right to enter into this Agreement and to dispose of his right, title and interest in the
          Property as herein contemplated;
e)       there is no adverse claim or challenge against or to Lisle’s interest in the Property, nor to the knowledge of Lisle is there any basis therefor, and there are no outstanding agreements or options to acquire or purchase such interest in the Property or any portion thereof other than this Agreement;
f)        no person has any royalty, net profit interests or other interest whatsoever in the Property;
g)       Lisle is duly authorized to execute this Agreement and for the performance of this Agreement by him, and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of its articles or constating documents or any indenture, agreement or other instrument whatsoever to which Lisle is a party or by which he is bound or to which he or the Property may be subject;
h)       no proceedings are pending for, and it is unaware of any basis for the institution of any proceedings leading to, the placing of Lisle in bankruptcy or subject to any other laws governing the affairs of and insolvent person;
i)        there are no claims, proceedings, actions or lawsuits in existence and to the best of Lisle’s information and belief none are contemplated or threatened against or with respect to the right, title, estate and interest of Lisle in the Property;
j)        to the best of his information and belief, all laws, regulations and orders of all governmental agencies having jurisdiction over the Property have been complied with by Lisle;
k)       to the best of his information and belief Lisle is in good standing under all agreements and instruments affecting the Property to which he is a party or is bound.

2.3     The representations and warranties contained in this section are provided for the exclusive benefit of Mitchell, and a breach of any one or more thereof may be waived by Mitchell in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in this section shall survive the execution hereof.

2.4     The representations and warranties contained in this section shall be deemed to apply to all assignments, transfers, conveyances or other documents transferring to Mitchell the interest to be acquired hereunder and there shall not be any merger of any covenant, representation or warranty in such assignments, transfers, conveyance or documents, any rule or law, in equity or statute to the contrary notwithstanding.

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REPRESENTATIONS AND WARRANTIES OF MITCHELL

3.1     Mitchell represents and warrants to Lisle that:
a)       he is an individual, has attained the age of majority and is legally competent to execute this agreement and to take all actions required pursuant thereto and that upon the execution and delivery, this agreement, will constitute a legal, valid and binding contract of Lisle enforceable against Lisle in accordance with its terms;
b)       he is or will be prior to acquiring any undivided interest in the Property hereunder, lawfully authorized to hold mineral claims and real property under the laws of the jurisdiction in which the Property is situate;
c)       no proceedings are pending for, and it is unaware of any basis for the institution of any proceedings leading to, the placing of Mitchell in bankruptcy or subject to any other laws governing the affairs of and insolvent person;

3.2     The representations and warranties contained in this section are provided for the exclusive benefit of Lisle and a breach of any one or more thereof may be waived by Lisle in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in this section shall survive the execution hereof.

3.3     The representations and warranties contained in this section shall be deemed to apply to all assignments, transfers, conveyances or other documents transferring to Lisle the interest to be acquired hereunder and there shall not be any merger of any covenant, representation or warranty in such assignments, transfers, conveyance or documents, any rule or law, in equity or statute to the contrary notwithstanding.

PROPERTY ACQUISITION

4.1     Lisle hereby irrevocably agrees to sell to Mitchell and Mitchell irrevocably agrees to purchase from Lisle a one hundred percent (100%) right, title, estate and interest in and to the Property, free and clear of all charges, encumbrances, claims, royalties and net profit interests of whatsoever nature in consideration of an amount equivalent to the out-of-pocket costs incurred by Lisle in staking and registering the Property in Lisle’s name, that amount being fifteen hundred dollars ($1,500).

4.2     Within 30 days after the Commencement Date, Lisle shall deliver to Mitchell such number of duly executed transfers which in the aggregate convey Lisle's 100% interest acquired by Mitchell hereunder in the Property in favour of Mitchell. Mitchell shall be entitled to receive and to record such of the transfers contemplated hereby at its own cost with the appropriate governmental office to effect legal transfer of such interest in the Property into the name of Mitchell.

GENERAL

5.1     This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

5.2     This Agreement shall be governed by and construed in accordance with the laws of British Columbia and the parties hereby irrevocably attorn to the jurisdiction of the said province

5.3     Time shall be of the essence in this Agreement.

5.4     Wherever the neuter and singular is used in this Agreement it shall be deemed to include the plural, masculine and feminine, as the case may be.

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5.5     This agreement may be executed in one or more counter-parts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

THOMAS E. LISLE                                                                                            Witness

/s/ Thomas E. Lisle                                                                                                   /s/ Erik A. Ostensoe

                                           Name of Witness

                                                                                                                               Erik A. Ostensoe

MARVIN A. MITCHELL                                                                                   Witness

/s/ Marvin A. Mitchell                                       /s/ Erik A. Ostensoe

                                                                                                                              Name of Witness

                                                                                                                              Erik A. Ostensoe

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SCHEDULE "A"
TO
THE PROPERTY ACQUISITION AGREEMENT

DESCRIPTION OF PROPERTY RIGHTS AND PROPERTY

The Chub property consists of six two-post mineral claims within the Similkameen Mining Division of British Columbia

Tenure	Claim Name	Owner	Expiry	Area	Tag Number
413776	Chub 1	115816	August 28th, 2005	1 unit	606842M
413777	Chub 2	115816	August 28th, 2005	1 unit	606843M
413778	Chub 3	115816	August 28th, 2005	1 unit	606844M
413779	Chub 4	115816	August 28th, 2005	1 unit	606845M
413780	Chub 5	115816	August 28th, 2005	1 unit	606846M
413781	Chub 6	115816	August 28th, 2005	1 unit	606847M
413782	Chub 7	115816	August 28th, 2005	1 unit	606848M
413783	Chub 8	115816	August 28th, 2005	1 unit	606849M
413784	Chub 9	115816	August 28th, 2005	1 unit	606901M
413785	Chub 10	115816	August 28th, 2005	1 unit	606902M
413786	Chub 11	115816	August 28th, 2005	1 unit	606903M
413787	Chub 12	115816	August 28th, 2005	1 unit	606904M
413788	Chub 13	115816	August 28th, 2005	1 unit	606905M
413789	Chub 14	115816	August 28th, 2005	1 unit	606906M

The claims are 500 meters square each (1 unit) and cover a total of about 150 hectares (363 acres or about 0.60 square miles). Exploration work to the extent of $100.00 per unit will be required prior to the expiry date or equivalent cash paid in lieu of work. Precise claim surveying by Global Positioning Satellite (GPS) Survey instrument may be filed for 1 year of work per unit